                                  EXHIBIT 11.1
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



                                                         ---------------------------------------
                                                         ---------------------------------------
                                                                     TWELVE MONTHS ENDING

                                                         AUGUST 25, 1995         AUGUST 26, 1994
                                                         ---------------         ---------------
PRIMARY
Average shares outstanding                                   8,643,340              5,597,148

Net effect of dilutive options and convertible
issues based on the treasury stock method
using average market price                                     247,403                     --
                                                        --------------          -------------
Total primary shares                                         8,890,743              5,597,148
                                                        --------------          -------------
                                                        --------------          -------------

Loss applicable to common shares                        $     (521,000)         $  (1,083,000)
                                                        --------------          -------------
                                                        --------------          -------------

Per share                                               $         (.06)         $        (.20)
                                                        --------------          -------------
                                                        --------------          -------------

Income (loss) from continuing operations                $    1,081,000          $    (718,000)

Less dividend requirement on preferred stock                  (185,000)              (272,000)
                                                        --------------          -------------

Income (loss) from continuing operations
applicable to common shares                                    896,000               (990,000)

Per share                                               $          .10          $        (.18)
                                                        --------------          -------------
                                                        --------------          -------------

Loss from discontinued operations                       $   (1,417,000)         $     (93,000)

Per share                                               $         (.16)         $        (.02)
                                                        --------------          -------------
                                                        --------------          -------------

FULLY DILUTED

Average Shares Outstanding                                   8,643,340              5,597,148

Net Effect of dilutive options and convertible
issues based on the treasury stock method
using average market price                                     247,403                     --
                                                        --------------          -------------
Total primary shares                                         8,890,743              5,597,148
                                                        --------------          -------------
                                                        --------------          -------------

Loss applicable to common shares                        $     (521,000)         $  (1,083,000)
                                                        --------------          -------------
                                                        --------------          -------------

Per share                                               $         (.06)         $        (.20)
                                                        --------------          -------------
                                                        --------------          -------------

Income (loss) from continuing operations                $    1,081,000          $    (718,000)

Less dividend requirement on preferred stock                  (185,000)              (272,000)
                                                        --------------          -------------

Income (loss) from continuing operations
applicable to common shares                                    896,000               (990,000)

Per share                                               $          .10          $        (.18)
                                                        --------------          -------------
                                                        --------------          -------------

Loss from discontinued operations                       $   (1,417,000)         $     (93,000)

Per share                                               $         (.16)         $        (.02)
                                                        --------------          -------------
                                                        --------------          -------------


                                Attachment 2